EXHIBIT 11

                 Statement Re Computation of Per-Share Earnings

                                 NSC CORPORATION
                        COMPUTATION OF PER-SHARE EARNINGS
                      (In Thousands, Except Per-Share Data)

                                   (Unaudited)

                                 Three Months Ended     Nine Months Ended
                                    September 30,          September 30,
                                 ------------------     ------------------
                                   1996      1995        1996       1995
                                 -------    -------     -------    -------

 Primary:
    Average shares outstanding     9,971      9,971       9,971      9,971
                                 =======    =======     =======    =======
       Total .................     9,971      9,971       9,971      9,971
                                 =======    =======     =======    =======

 Net income ..................   $   454    $     2     $ 1,571    $   714
                                 =======    =======     =======    =======

 Per-Share amounts:
    Net income ...............   $  0.05    $  0.00     $  0.16    $  0.07
                                 =======    =======     =======    =======



 Fully Diluted:
    Average shares outstanding     9,971      9,971       9,971      9,971
                                 =======    =======     =======    =======
       Total                       9,971      9,971       9,971      9,971
                                 =======    =======     =======    =======

 Net income                      $   454    $     2     $ 1,571    $   714
                                 =======    =======     =======    =======

 Per-Share amounts:
                                 =======    =======     =======    =======
    Net income                   $  0.05    $  0.00     $  0.16    $  0.07
                                 =======    =======     =======    =======


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